Exhibit 5.2

Blake, Cassels & Graydon LLP

Barristers & Solicitors

Patent & Trade-mark Agents

595 Burrard Street, P.O. Box 49314

Suite 2600, Three Bentall Centre

Vancouver BC V7X 1L3 Canada

Tel: 604-631-3300 Fax: 604-631-3309

Absolute Software Corporation

Four Bentall Centre, 1055 Dunsmuir St., Suite 1400

Vancouver, British Columbia V7X 1K8

Canada

Re: Absolute Software Corporation

We hereby consent to the use of our name in the Registration Statement on Form F-10 filed by Absolute Software Corporation on October 26, 2020, as such may thereafter be amended or supplemented, and in the short-form base shelf prospectus dated August 27, 2020 included therein, on the cover pages and under the heading “Legal Matters”.

In giving this consent, we do not acknowledge that we come within the category of persons whose consent is required by Section 7 of the United States Securities Act of 1933, as amended, or the rules and regulations thereunder.

/s/ Blake, Cassels & Graydon LLP

Blake, Cassels & Graydon LLP
Vancouver, British Columbia
October 26, 2020